UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2016

Cool Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53443	75-3076597
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8875 Hidden River Parkway Tampa, Florida	33637
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (813) 975-7467

N/A

  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance of Previously Issued Financial Statements or Related Audit Report or Completed Interim Review

On August 22, 2016, the Board of Directors for the Company concluded, following correspondence with Anton & Chia, LLP, in consultation with management that the Company's Form 10-Q for fiscal quarter ending June 30, 2016 failed to comply with the review and approval requirement by our auditor. In addition, the Company determined that the certifications included on the Company's 10-Q for fiscal quarter ending June 30, 2016 could not be relied upon, thus requiring revision. In light of the errors identified above, the Company's previously filed financial statements and other financial information for the quarter ending June 30, 2016 should no longer be relied upon. The aforementioned errors will be corrected in upcoming amended disclosures under Form 10-Q/A for the fiscal quarter ending June 30, 2016 following review and approval by the auditor.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cool Technologies, Inc.

Date: August 26, 2016	By:	/s/ Timothy Hassett
Timothy Hassett
Chairman and CEO (Principal Executive Officer)

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